Rimrock Gold Corp. 10-Q/A

Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q/A of Rimrock Gold Corp. (the “Company”) for the quarter ended February 28, 2009 (the “Report”), I, Jordan Starkman, President and Secretary of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Report fairly represents in all material respects, the financial condition and results of operations of the Company.

RIMROCK GOLD CORP.

July 14, 2015	By:	/s/ Jordan Starkman
Jordan Starkman President and Secretary (Principal Executive Officer and Principal Financial Officer)